UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2008

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Broadcaster, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-15949	94-286863
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9201 Oakdale Avenue, Suite 200

Chatsworth, California 91311

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (818) 206-9274

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On October 1, 2008, the Registrant completed the acquisition (the “Acquisition”) of Eyecandy Inc. (“Eyecandy”) and pursuant to the terms of a Stock Purchase Agreement (the “Agreement”) issued 8,000,000 shares of its common stock, par value $.001(the “Common Stock”), 5,000,000 of which were issued to the stockholders of Eyecandy as consideration for the acquisition of all of the outstanding securities of Eyecandy and 3,000,000 of which were issued to a designee of such stockholders.  The stockholders of Eyecandy will be entitled to receive an additional 12,000,000 shares of the Common Stock if certain revenue and profit milestones are reached during the first, second and third year after the closing of the acquisition.  In addition, the Registrant covenanted to make an additional $2,500,000 investment in Eyecandy if all of the material covenants and conditions set forth in the Agreement are met.

It was a condition to the closing of the Acquisition that the shareholders of Eyecandy execute a lock up agreement, a voting trust agreement and an escrow agreement.  The lock up agreement restricts the shareholders from selling or disposing of any shares of Common Stock for a period of two years from the execution of the lock up agreement.  The voting trust agreement authorizes Martin Wade, III to vote the shareholder’s shares of Common Stock until such time as Mr. Wade terminates the voting trust agreement or all of their shares are sold in a transaction approved by Mr. Wade.  On the date of the closing of the Acquisition, 500,000 shares of Common Stock were placed in escrow for  a period of one year to be released to the Registrant upon a default under the Stock Purchase Agreement or if there is no such default within such year then to be released to the shareholders.

The shareholders also entered into an agreement with the Registrant entitling them to piggyback registration rights with respect to the shares of Common Stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 3.02

Unregistered Sales of Equity Securities.

The issuance at the consummation of the Acquisition described above of 8 million shares of the Registrant’s common stock, par value $.001, was made in a private placement in reliance upon exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.  As consideration for the issuance of its stock, the Registrant acquired 100% ownership of Eyecandy in the acquisition.

This offering and sale of shares qualified for exemption under Section 4(2) of the Securities Act of 1933 since the offering was not a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by the Registrant. Based on an analysis of the above factors, the Registrant believes it has met the requirements for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 8.01

Other Events.

The Registrant issued the press release which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, any financial statements required by Rule 3-05(b) of Regulation S-X will be filed by amendment not later than 71 calendar days after [due date of Form 8-K]

(b) Pro Forma Financial Information

Pursuant to Item 9.01(b)(2) of Form 8-K, any pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment not later than 71 calendar days after [due date of Form 8-K].

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of October 1, 2008

99.1	Press release dated October 8, 2008, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008

BROADCASTER, INC.

By:	/s/ MARTIN WADE, III
Martin Wade, III Chairman and CEO

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of October 1, 2008

99.1	Press release dated October 8, 2008, furnished herewith.